UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2020

ADT Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-38352	47-4116383
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1501 Yamato Road

Boca Raton, Florida 33431

(Address of principal executive offices)

(561) 988-3600

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ADT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

Acquisition of Defenders

On December 31, 2019, ADT Inc. (“ADT”) and certain of its subsidiaries entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which and on the terms and subject to the conditions set forth therein, Defender Holdings, Inc. (“Defenders”) would become a wholly-owned indirect subsidiary of ADT (the “Merger”). The Merger was consummated on January 6, 2020. Under the terms of the Merger Agreement, the consideration for the acquisition of Defenders was approximately $381 million, consisting of (a) $260 million paid in cash, a part of which was funded from existing revolving credit facilities, to retire existing Defenders debt, fund other liabilities and pay transaction expenses, and (b) 16,279,319 shares of ADT’s common stock, par value $0.01 per share ( “Common Stock”), determined at closing using a 16 business day VWAP valuation ending on December 31, 2019, which shares were valued at approximately $121 million in aggregate based on ADT’s closing stock price on January 3, 2020. Defenders’ shareholders have agreed not to sell any Common Stock received in the Merger for a period of 270 days from closing, subject to certain exceptions, and may thereafter sell subject to the restrictions of applicable securities laws. The consideration remains subject to adjustments for net indebtedness, net working capital and other customary adjustments, as more particularly described in the Merger Agreement. The Merger Agreement contains customary representations, warranties, covenants, indemnification provisions and other agreements of each of the parties. The fair value of consideration transferred will be presented in ADT’s financial statements for the relevant period.

Taking into account the impact of this acquisition and the impact of our most recent first lien refinancing transactions, we expect our cash interest expense for 2020 to be within a range of $565 million to $590 million without considering any future actions we may take with respect to additional refinancing.

In connection with the Merger, ADT issued a press release and an investor presentation, which are attached to this report as Exhibits 99.1 and 99.2, respectively, and are incorporated by reference herein.

The information in this Item 8.01, including Exhibits 99.1 and 99.2, is furnished solely pursuant to Item 8.01 of this Form 8-K. Consequently, it is not deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section. It may only be incorporated by reference in another filing under the Exchange Act or Securities Act of 1933, as amended, if such subsequent filing specifically references this Form 8-K.

Forward Looking Statements

ADT has made statements in this filing and other reports, filings, and other public written and verbal announcements that are forward-looking and therefore subject to risks and uncertainties. All statements, other than statements of historical fact, included in this document are, or could be, “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and are made in reliance on the safe harbor protections provided thereunder. These forward-looking statements relate to anticipated financial performance, management’s plans and objectives for future operations, business prospects, outcome of regulatory proceedings, market conditions, and other matters. Any forward-looking statement made in this filing speaks only as of the date on which it is made. ADT undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise. Forward-looking statements can be identified by various words such as “expects,” “intends,” “will,” “anticipates,” “believes,” “confident,” “continue,” “propose,” “seeks,” “could,” “may,” “should,” “estimates,” “forecasts,” “might,” “goals,” “objectives,” “targets,” “planned,” “projects,” and similar expressions. These forward-looking statements are based on management’s current beliefs and assumptions and on information currently available to management. ADT cautions that these statements are subject to risks and uncertainties, many of which are outside of ADT’s control and could cause future events or results to be materially different from those stated or implied in this document, or to not occur at all, including among others, risk factors that are described in the ADT Annual Report on Form 10-K and other filings with the Securities and Exchange Commission, including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated January 6, 2020

99.2	Investor Presentation, dated January 6, 2020

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADT INC.
Date: January 7, 2020
	By:	/s/ Jeffrey Likosar
	Name:	Jeffrey Likosar
	Title:	Executive Vice President, Chief Financial Officer and Treasurer